UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2018, Douglas L. Davis was appointed by Gopher Protocol Inc. (the “Company”) to serve as the Interim Chief Executive Officer of the Company. Mansour Khatib resigned as Interim Chief Executive Officer but will continue to serve as Chief Marketing Officer and Director.

There is no understanding or arrangement between Mr. Davis and any other person pursuant to which he was appointed as an executive officer.  Mr. Davis does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer.  Except as set forth below, Mr. Davis has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000. The Company and Mr. Davis entered into an Employment Agreement dated July 23, 2018 pursuant to which Mr. Davis agreed to serve as Interim Chief Executive Officer in consideration of an annual salary of $120,000. The Company also issued Mr. Davis 300,000 shares of common stock subject to a lock-up/leakout provision. The employment of Mr. Davis is for a period of six months and may be terminated at any time, with or without formal cause, on ten days notice.

Mr. Davis is a seasoned executive with management experience across many areas including M&A, capital raising, sales and business development.    Since 2010, Mr. Davis has served as the CEO of Bitspeed LLC, an extreme file transfer software and appliance solution. In addition, since 2001, Mr. Davis has served as the Managing Partner of CoBuilder, Inc., a consulting organization providing services associated with increasing efficiencies, including market penetration and revenues, for large and small corporate entities. Mr. Davis received an AB Political Science from Stanford University and a MBA (Concentration in Finance and Strategic Management) from UCLA Anderson Graduate School of Management.

The above offers and sales of the securities were made to accredited investors and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regards to the sales. No advertising or general solicitation was employed in offerings the securities. The offers and sales were made to accredited investors and transfer of the securities was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

The foregoing is only a brief description of the material terms of the above corporate actions and agreements, and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Gopher Protocol Inc. and Douglas L. Davis dated July 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

		By:	/s/Kevin Pickard
		Name:	Kevin Pickard
		Title:	Chief Financial Officer

Date:	July 24, 2018
Santa Monica, California